Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-182670 and 333-197952) and on Form S-3 (No. 333-152700) of LendingTree, Inc. (formerly known as Tree.com, Inc.) of our report dated March 16, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 16, 2015